Exhibit 99

Family Dollar Reports January Sales

MATTHEWS, N.C.--(BUSINESS WIRE)--Family Dollar Stores, Inc. (NYSE: FDO) reported that net sales for the four weeks ended February 2, 2008, increased 2.9% to $482.3 million compared with $468.5 million for the comparable four-week period ended February 3, 2007. Total sales for the four-week period were strongest in the consumables category, primarily food. Comparable store sales were approximately flat as compared with sales in the comparable four-week period last year. The Company had 6,495 stores as of February 2, 2008, including 23 new stores opened in the January period.

(NRF Calendar)	FY08 Sales (millions)	Comparable Store Sales Change
January 2008	$482.3	-0.1%
Second Quarter-to-date	$1,298.9	-0.5%
Year-to-date	$2,981.9	-0.8%

February Sales Outlook

The Company currently anticipates that comparable store sales for the February period will be approximately flat.

Cautionary Statements

Certain statements contained in this report are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements address the Company’s plans, activities or events which the Company expects will or may occur in the future. Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statement. Such risks, uncertainties and other factors include, but are not limited to:

  general economic conditions that could adversely impact consumer spending;
  economic conditions, including inflation and energy prices, that could affect our profitability;
  competitive factors that could limit our sales, growth or profitability;
  increases in comparable store sales and the success of our new store opening program;
  failure of existing or new technology to provide anticipated benefits;
  unusual weather, natural disaster, pandemic outbreaks, political events, war or acts of terrorism;
  our ability to select, obtain and market merchandise attractive to our customers at prices that allow us to profitably sell such merchandise;
  operational difficulties;
  our ability to operate distribution facilities;
  changes in regulations;
  changes in legal, regulatory or accounting guidance that could adversely affect our financial performance;
  higher costs or failure to achieve targeted results associated with the implementation of new programs or initiatives;
  adverse impacts associated with legal proceedings; and
  our ability to attract and retain employees.

Consequently, all of the forward-looking statements made by the Company in this and other documents or statements are qualified by these and other factors, risks and uncertainties, including those set forth under “Cautionary Statement Regarding Forward-Looking Statements” or “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed or to be filed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law.

About Family Dollar

Operating small store locations, Family Dollar is one of the fastest growing discount retail chains in the United States. Family Dollar offers a core assortment of name-brand and quality consumable merchandise supplemented by fashion and seasonal merchandise at everyday low prices.

Beginning with one store in 1959 in Charlotte, North Carolina, the Company currently operates more than 6,400 stores in 44 states. Family Dollar Stores, Inc., a Fortune 500 company, is based in Matthews, North Carolina, just outside of Charlotte and is a publicly held company with common stock traded on the New York Stock Exchange under the symbol FDO. For more information, please visit www.familydollar.com.

CONTACT:
Family Dollar Stores, Inc.
INVESTOR CONTACT:
Kiley F. Rawlins, CFA, 704-849-7496
krawlins@familydollar.com
or
MEDIA CONTACT:
Josh Braverman, 704-814-3447
jbraverman@familydollar.com